As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________
KIMBALL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
___________

Indiana	35-0514506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Royal Street Jasper, Indiana	47546-2256
(Address of Principal Executive Offices)	(Zip Code)

KIMBALL INTERNATIONAL, INC.
AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN
(Full title of the plan)

Mark W. Johnson
Chief Legal and Governance Officer & Corporate Secretary
Kimball International, Inc.
1600 Royal Street
Jasper, Indiana 47546-2256
(Name and address of agent for service)

(812) 482-1600
(Telephone number, including area code, of agent for service)

Copy to:
Janelle Blankenship
Faegre Drinker Biddle & Reath LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer Emerging growth company	☐ ☐ ☐	Accelerated filer Smaller reporting company	☒ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Class B Common Stock, $0.05 par value per share (1)	2,000,000	$11.11	$22,220,000	$2,059.79

(1)	This Registration Statement registers an additional 2,000,000 shares of the Registrant’s Class B Common Stock, $0.05 par value per share (the “Common Stock”), which were reserved for issuance under the Kimball International, Inc. Amended and Restated 2017 Stock Incentive Plan (the “2017 Stock Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares which become issuable under the 2017 Stock Plan as a result of anti-dilution provisions described therein by reason of any stock split, stock dividend, or similar transaction effected without the receipt of consideration leading to an increase in the number of outstanding shares.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market LLC on November 5, 2021, which was $11.11 per share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of an additional 2,000,000 shares of Class B Common Stock, $0.05 par value per share, of Kimball International, Inc. (the “Registrant”), issuable under the Kimball International, Inc. Amended and Restated 2017 Stock Incentive Plan (the “2017 Stock Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2017 (Registration No. 333-221284), Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Commission on November 2, 2017 (Registration No. 333-194071) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Commission on November 2, 2017 (Registration No. 333-111744), which relate to the 2017 Stock Plan, are incorporated herein by reference and made a part of this Registration Statement, except for those items being updated by this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the Commission on August 31, 2021 (the “Annual Report”), including the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 13, 2021, incorporated by reference into the Annual Report;

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Commission on November 5, 2021;

(c)    The Registrant’s Current Reports on Form 8-K filed with the Commission on July 16, 2021, September 24, 2021 and October 29, 2021; and

(d)     The description of the Registrant’s Class B Common Stock contained in Exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the Commission on August 28, 2020, together with any amendment or report that the Registrant may file with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1
Amended and Restated Articles of Incorporation of the Registrant, effective as of October 27, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2021)

4.2
Amended and Restated By-Laws of the Registrant, dated as of October 27, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2021)

4.3
Kimball International, Inc. Amended and Restated 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2021)

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the Signature Page of this Registration Statement)

______________ * Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on November 11, 2021.

KIMBALL INTERNATIONAL, INC. (Registrant)

By:	/s/ TIMOTHY J. WOLFE
Name:	Timothy J. Wolfe
Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kristine L. Juster and Mark W. Johnson, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, any amendments to such Registration Statement (including post-effective amendments) and any subsequent registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title of Capacities	Date

/s/ KRISTINE L. JUSTER	Chief Executive Officer and Director (Principal Executive Officer)	November 11, 2021
Kristine L. Juster

/s/ TIMOTHY J. WOLFE	Chief Financial Officer (Principal Financial Officer)	November 11, 2021
Timothy J. Wolfe

/s/ DARREN S. GRESS	Senior Director, Corporate Controller (functioning as Principal Accounting Officer)	November 11, 2021
Darren S. Gress

/s/ PATRICK E. CONNOLLY	Director, Chair of the Board	November 11, 2021
Patrick E. Connolly

/s/ KIMBERLY K. RYAN	Director	November 11, 2021
Kimberly K. Ryan

/s/ DR. SUSAN B. FRAMPTON	Director	November 11, 2021
Dr. Susan B. Frampton

/s/ VALERIE R. LOVE	Director	November 11, 2021
Valerie R. Love

/s/ SCOTT M. SETTERSTEN	Director	November 11, 2021
Scott M. Settersten

/s/ THOMAS J. TISCHHAUSER	Director	November 11, 2021
Thomas J. Tischhauser